Exhibit 4.4

SUPPLEMENTAL INDENTURE

This Supplemental Indenture, relating to the Indenture, dated as of March 1, 2007 (the “Indenture”), among Esterline Technologies Corporation, a Delaware corporation (the “Company”), the Subsidiary Guarantors set forth on the signature pages to the Indenture and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), is entered into among the Company, the Subsidiary Guarantors listed on the signature pages hereto, and the Trustee as of July 26, 2007. Defined terms not otherwise defined herein shall have the meaning ascribed to such terms in the Indenture.

WHEREAS, Section 9.01(4) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture without notice to or without consent of any Holder for any change that would provide any additional benefit or rights to the Holders or that would not adversely affect the legal rights of any such Holder;

WHEREAS, Section 4.22 of the Indenture provides that the Company shall cause future Restricted Subsidiaries that are Domestic Subsidiaries to become a Subsidiary Guarantor in accordance with certain procedures and delivery requirements;

WHEREAS, the Company desires to treat its Domestic Subsidiaries and Foreign Subsidiaries consistently for accounting purposes by allowing certain Restricted Subsidiaries that are Foreign Subsidiaries to become Subsidiary Guarantors;

NOW, THEREFORE, pursuant to and in compliance with Section 9.01(4) of the Indenture, the Company, the Subsidiary Guarantors and the Trustee agree that Section 4.22 of the Indenture is hereby amended to read in its entirety as follows:

4.22 Additional Subsidiary Guarantees

The Company shall cause each of its existing and future Restricted Subsidiaries that is a Domestic Subsidiary to become a Subsidiary Guarantor by executing and delivering to the Trustee (i) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including the representations and warranties) of this Indenture as a Subsidiary Guarantor and (ii) an Opinion of Counsel and Officers’ Certificate to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors’ rights and equitable principles as may be acceptable to the Trustee and provided that no opinion need be rendered concerning the enforceability of the Subsidiary Guarantee). In addition, the Company may, at its option, cause any other Restricted Subsidiary to become a Subsidiary Guarantor by executing and delivering to the Trustee a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including the representations and warranties) of this Indenture as a Subsidiary Guarantor.

The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company and the Subsidiary Guarantors.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date written above.

THE COMPANY

ESTERLINE TECHNOLOGIES CORPORATION

/s/ ROBERT D. GEORGE
By:	Robert D. George
Title:	Vice President, Chief Financial Officer, Secretary and Treasurer

THE TRUSTEE

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

/s/ MADDY HALL
By:	Maddy Hall
Title:	Assistant Vice President

THE SUBSIDIARY GUARANTORS

ADVANCED INPUT DEVICES, INC.

AMTECH AUTOMATED MANUFACTURING TECHNOLOGY

ANGUS ELECTRONICS CO.

ARMTEC COUNTERMEASURES CO.

ARMTEC DEFENSE PRODUCTS CO.

AVISTA, INCORPORATED

BVR TECHNOLOGIES CO.

CMC DATACOMM INC.

CMC ELECTRONICS ACTON INC.

CMC ELECTRONICS AURORA INC.

EA TECHNOLOGIES CORPORATION ESTERLINE SENSORS SERVICES AMERICAS, INC.

ESTERLINE CANADIAN HOLDING CORPORATION EQUIPMENT SALES CO.

H.A. SALES CO.

HAUSER, INC.

HYTEK FINISHES CO.

JANCO CORPORATION

KIRKHILL-TA CO.

KORRY ELECTRONICS CO.

LEACH HOLDING CORPORATION

LEACH INTERNATIONAL CORPORATION

LEACH TECHNOLOGY GROUP, INC.

MASON ELECTRIC CO.

MC TECH CO.

MEMTRON TECHNOLOGIES CO.

NORWICH AERO PRODUCTS, INC.

PALOMAR PRODUCTS, INC.

PRESSURE SYSTEMS, INC.

PRESSURE SYSTEMS INTERNATIONAL, INC.

SURFTECH FINISHES CO.

UMM ELECTRONICS INC.

By:	/s/ ROBERT D. GEORGE
Robert D. George, Secretary

ESTERLINE TECHNOLOGIES HOLDINGS LIMITED

By:	/s/ ROBERT D. GEORGE
Robert D. George, Director